UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 11, 2024

PINEAPPLE EXPRESS CANNABIS COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-41762	36-4864568
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

12301 Wilshire Blvd Suite 302

Los Angeles, CA 90025

(Address of principal executive offices)

(888) 245-5703

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2024, Pineapple Express Cannabis Company (the “Company”) entered into a stock purchase agreement (the “Agreement”) with Matthew Feinstein to sell 25% of the 50% of Pineapple Consolidated, Inc. (“PCI”), initially acquired by the Company through a share exchange between the two companies, to Feinstein in exchange for a $2m reduction of the $5 million-dollar promissory note due between PCI and the Company.

Mr. Matthew Feinstein, who currently serves as Director, President, Chief Executive Officer and Treasurer of the Company, also currently serves as Director at PCI. Accordingly, the Agreement constitutes a related party transaction for the Company pursuant to Item 404 of Regulation S-K.

The description of the Agreement set forth in this Item 1.01 is qualified in its entirety to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement between Matthew Feinstein, Pineapple Express Cannabis Company, and Pineapple Consolidated, Inc., dated as of August 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pineapple Express Cannabis Company

Dated: August 13, 2024	By:	/s/ Matthew Feinstein
	Name:	Matthew Feinstein
	Title:	President